UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 7, 2004

TITAN INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

     On April 7, 2004, Titan Luxembourg S.a.r.l. (“Titan Luxembourg”), a European subsidiary, sold 70% of the common stock of Titan Europe, Limited (“Titan Europe”), to the public on the Alternative Investment Market (AIM) of the London, England Stock Exchange. Titan Luxembourg received gross proceeds from the sale of Titan Europe shares of approximately $61.8 million before fees and expenses. Titan Luxembourg will be the largest single stockholder in the newly public Titan Europe Plc, retaining 30% of its original interest.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

Unaudited pro forma consolidated condensed financial information reflecting the disposition of assets.

TITAN INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 2003

     The following unaudited pro forma consolidated condensed balance sheet as of December 31, 2003, and the unaudited pro forma consolidated condensed statement of operations of Titan International, Inc. (Titan or the Company) for the year ended December 31, 2003, give effect to the sale of 70% of the common stock of Titan Europe, a wholly owned subsidiary of Titan Luxembourg, to the public on the AIM market in London. The sale of 70% of the common stock of Titan Europe will not be presented as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144 due to the Company’s continuing involvement with Titan Europe Plc. Titan will account for the 30% ownership in Titan Europe Plc as an equity investment. The pro forma consolidated condensed balance sheet is presented as if the transaction had occurred on December 31, 2003, and the pro forma consolidated condensed statement of operations is presented as if the transaction had occurred on January 1, 2003. In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the transaction on the historical information of the Company. The adjustments set forth in the ‘Pro forma Adjustments’ column are described in the notes to pro forma consolidated condensed financial statements.

     The pro forma condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto included in the Titan International, Inc. 2003 Annual Report on Form 10-K.

     The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the disposition of assets actually occurred on the dates assumed nor is it necessarily indicative of Titan International, Inc.’s future consolidated results of operations or financial position.

TITAN INTERNATIONAL, INC.
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2003
(Amounts in thousands, except earnings per share data)
(UNAUDITED)

	Historical	Disposed		Pro forma		Pro forma
	Titan	Businesses	Subtotal	Adjustments		Titan
Net sales	$491,672	$143,724	$347,948	$0		$347,948
Cost of sales	461,969	123,443	338,526	0		338,526

Gross profit	29,703	20,281	9,422	0		9,422
Selling, general & administrative expenses	43,174	13,746	29,428	0		29,428
Research and development expenses	2,749	1,120	1,629	0		1,629

(Loss) income from operations	(16,220)	5,415	(21,635)	0		(21,635)
Interest expense	(20,231)	(1,454)	(18,777)	1,513	(a)	(17,264)
Other income	2,783	2,756	27	0		27

(Loss) income before income taxes	(33,668)	6,717	(40,385)	1,513		(38,872)
Provision for income taxes	2,989	2,989	0	0	(b)	0

Net (loss) income	$(36,657)	$3,728	$(40,385)	$1,513	(c)	$(38,872)

Loss per share — Basic and diluted	$(1.75)					$(1.85)
Average shares outstanding	20,984					20,984

See Notes to Pro Forma Consolidated Condensed Financial Statements

TITAN INTERNATIONAL, INC.
PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
DECEMBER 31, 2003

(Amounts in thousands, except earnings per share data)
(UNAUDITED)

	Historical	Disposed		Pro forma		Pro forma
	Titan	Businesses	Subtotal	Adjustments		Titan
Assets
Current assets
Cash and cash equivalents	$6,556	$4,502	$2,054	$23,329	(d)	$25,383
Accounts receivable, net	83,975	40,449	43,526	0		43,526
Inventories	112,496	37,351	75,145	0		75,145
Assets held for sale	37,775	0	37,775	0		37,775
Deferred income taxes	20,343	0	20,343	2,000	(e)	22,343
Prepaid and other current assets	25,801	9,688	16,113	0		16,113

Total current assets	286,946	91,990	194,956	25,329		220,285

Property, plant and equipment, net	138,482	53,348	85,134	0		85,134
Restricted cash deposits	51,039	0	51,039	0		51,039
Other assets	27,794	18,462	9,332	9,227 (331	(f) )(g)	18,228
Investment in Titan Europe Plc	0	0	0	27,362	(h)	27,362
Goodwill, net	18,823	7,121	11,702	0		11,702

Total assets	$523,084	$170,921	$352,163	$61,587		$413,750

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$21,161	$15,985	$5,176	$0		$5,176
Accounts payable	51,931	26,507	25,424	0		25,424
Other current liabilities	29,883	10,396	19,487	2,000	(i)	21,487

Total current liabilities	102,975	52,888	50,087	2,000		52,087

Deferred income taxes	22,796	0	22,796	0		22,796
Other long-term liabilities	36,960	7,158	29,802	0		29,802
Long-term debt	248,397	19,668	228,729	(26,425	) (d)	202,304

Total liabilities	411,128	79,714	331,414	(24,425)		306,989

Total stockholders’ equity	111,956	91,207 (c)	20,749	86,012	(c)	106,761

Total liabilities and stockholders’ equity	$523,084	$170,921	$352,163	$61,587		$413,750

See Notes to Pro Forma Consolidated Condensed Financial Statements

TITAN INTERNATIONAL, INC.
NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2003
UNAUDITED

(a)	To record the reduction of $1.5 million in interest expense associated with the payment of approximately $26.4 million to reduce the Company’s debt at an average interest rate of 5.72%. The pro forma adjustment for interest would have been thirty-three thousand dollars ($33,000) higher or lower if the interest rate had been 1/8% higher or lower.

(b)	An income tax benefit has not been recognized as the Company has a valuation allowance recorded against its net deferred tax assets and, accordingly, will not recognize any further income tax benefits at this time.

(c)	Assuming the transaction occurred on December 31, 2003, the loss on sale of Titan Europe would have been approximately $2.1 million, not including fees of $2.8 million and reduction in deferred financing of $0.3 million for a total equity reduction of $5.2 million. This nonrecurring loss has not been included in the pro forma consolidated condensed statement of operations consistent with prescribed presentation. The decrease in stockholders’ equity in the pro forma consolidated condensed balance sheet reflects the loss on sale, assuming the transaction occurred on December 31, 2003.

(d)	To record the assumed receipt of cash of approximately $49.7 million, of which approximately $23.3 million was deposited in cash accounts and $26.4 million was used to reduce outstanding debt.

(e)	To record deferred tax asset of approximately $2.0 million established as a result of the transaction.

(f)	To record note receivable of $9.2 million from Titan Europe Plc.

(g)	To record reduction in deferred financing of $0.3 million resulting from debt payment described in note (d).

(h)	To record Titan Luxembourg’s remaining 30% interest in Titan Europe Plc, totaling $27.4 million, under the equity method of accounting. This investment valuation is based on 30% of the Company’s historical basis of Titan Europe at December 31, 2003.

(i)	To record the increase in the Company’s tax liabilities of approximately $2.0 million incurred as a result of the transaction.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date: April 21, 2004	By:	/s/ Kent W. Hackamack
Kent W. Hackamack
Vice President of Finance and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)